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                                                                EXHIBIT 5.1

                                   SIDLEY & AUSTIN
                  A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

                               ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS 60603
                               TELEPHONE 312: 853-7000
                               FACSIMILE 312: 853-7036



                                   February 8, 1999


Landauer, Inc.
2 Science Road
Glenwood, Illinois 60425-1586

     Re:  Landauer, Inc.
          REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by Landauer, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the sale and transfer of up to 300,000 shares (the "Shares") of common stock, par value $.10 per share, of the Company by Dr. Marvin G. Schorr, the Chairman of the Board of the Company.

          We are familiar with the proceedings to date with respect to the proposed sale and transfer of the Shares and have examined such records, documents and questions of law, and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2.   The Shares are legally issued, fully paid and nonassessable.

          We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale and transfer of the Shares.



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Landauer, Inc.
February 8, 1999
Page 2



          This opinion is limited to the General Corporation Law of the State of Delaware and the laws of the United States of America..

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                   Very truly yours,


                                   /s/ Sidley & Austin